Exhibit 99.1

FOR IMMEDIATE RELEASE

I-ON Digital Corp. Retains Craft Capital to Advance Capital Strategy and Prepare for National Exchange Uplisting

Recent digital asset banking and tokenization deals strengthen I-ON’s capital markets readiness ahead of a planned 2026 uplisting.

November 24, 2025 — I-ON Digital Corp. (OTCQB:IONI), a U.S.-based digital asset infrastructure company specializing in real-world-asset (RWA) tokenization and regulated digital asset banking, today announced a strategic engagement with Craft Capital Management, LLC (“Craft Capital”) to strengthen its capital markets strategy, support upcoming financing initiatives, and guide the Company’s preparations for a potential national exchange uplisting.

Craft Capital, headquartered in Garden City, New York, is a full-service broker-dealer and investment bank providing institutional and retail brokerage, private and public capital advisory, uplisting expertise, and comprehensive corporate finance solutions. The collaboration is designed to align I-ON’s accelerating RWA tokenization activity with disciplined, market-ready capital formation.

This engagement comes at a time of accelerating operational and transactional momentum for I-ON Digital—momentum that increases the importance of experienced capital markets guidance as the Company scales. Recent activity leveraging ION.au’s institutional gold treasury includes:

●	An institutional transaction with RAAC.io, a co-founder of the RWA Federation, integrating ION.au – I-ON Digital’s fully backed, LBMA-priced digital gold asset – into RAAC’s regulated DeFi lending, borrowing, and $PMUSD stablecoin infrastructure.
●	Commercial deployment by GGBR, Inc. (goldfishgold.com) of ION’s institutional gold treasury as the backing for retail, micro-denominated, gold-backed digital stablecoins.
●	Advancement of the I-ON’s Digital Asset Platform (DAP), enabling regional and local banks to integrate RWA digitization and gold-backed asset tools into their emerging digital-asset ecosystems.

Rising institutional demand for I-ON’s regulated RWA solutions underscore the importance of securing seasoned capital markets guidance at this stage of the Company’s growth. Craft Capital’s expertise and advisory support will help guide I-ON through a period of expected expansion and increasing capital requirements. Craft Capital’s involvement reinforces the Company’s commitment to building a compliant, transparent, and scalable digital asset ecosystem that delivers long-term value for stakeholders.

“Craft Capital’s institutional advisory capabilities, capital markets experience, and uplisting expertise align with I-ON’s long-term objective of establishing a fully compliant, transparent, and scalable digital asset banking platform.” shared I-ON Digital’s CEO, Carlos X. Montoya. “Recent transactions reflect increasing market validation for our gold-tokenization model and digital treasury hypothecation framework. Craft will assist us in preparing for increased institutional engagement, structured capital formation, and the requirements associated with a national exchange uplisting.”

Montoya continued, “We believe these developments position I-ON for meaningful expansion in 2026 as the market for regulated real-world-asset tokenization continues to accelerate.”

I-ON’s multi-layered strategic direction aligns with broader global trends in the RWA market. Independent analyses from major financial institutions project multi-trillion-dollar expansion in tokenized assets over the next decade—driven by institutional demand for transparent, asset-backed instruments; improved capital efficiency; and enhanced auditability and reporting.

Investors and stakeholders may access Company updates at https://www.iondigitalcorp.com.

ABOUT I-ON DIGITAL CORP.

I-ON Digital Corp. (OTCQB: IONI) is developing a regulated digital asset banking and RWA tokenization platform designed to convert real-world assets—beginning with in-situ gold reserves—into fully backed, blockchain-secured digital instruments. The Company’s flagship product, ION.au, is a gold-backed digital asset priced to LBMA standards and supported by verifiable, geologically assessed gold reserves.

I-ON’s technology suite enables compliant token issuance, transparent proof-of-reserves, on-chain reporting, and institutional-grade treasury applications. By integrating traditional finance disciplines with modern blockchain infrastructure, I-ON seeks to support a secure, regulated, and scalable digital asset ecosystem.

More information is available at www.iondigitalcorp.com.

ABOUT CRAFT CAPITAL MANAGEMENT, LLC

Craft Capital Management is a full-service broker-dealer and investment bank offering institutional brokerage, private placements, IPO and uplisting advisory services, and corporate finance solutions across multiple growth sectors including technology, financial services, healthcare, consumer goods, and digital assets.

More information is available at www.craftcm.com.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Investor Relations

I-ON Digital Corp.

investorrelations@iondigital.com

(866) 440-2278

https://iondigitalcorp.com

FORWARD-LOOKING STATEMENTS

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s capital markets activities, growth expectations, industry trends, potential uplisting, and future operational initiatives. These statements are based on current assumptions and are subject to risks and uncertainties that may cause actual results to differ materially. Factors that may cause such differences include, but are not limited to, regulatory developments, market adoption of digital asset products, capital market conditions, operational risks, and those described in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements except as required by law.